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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the use of our report dated January 25, 2000, except as to note 17, which is as of March 21, 2000, appearing on page 26 of Infinity Broadcasting Corporation's Form 10-K for the year ended December 31, 1999; and our report dated March 21, 2000, appearing on page 51 of Infinity Broadcasting Corporation's Form 10-K for the year ended December 31, 1999; incorporated by reference in this Registration Statement of Viacom Inc. and the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ KPMG LLP
KPMG LLP

New York, New York
January 11, 2001